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                                                                      Exhibit 23


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-52543, Form S-8 No. 33-52545, Form S-8 No. 33-54229, Form S-8
No. 33-56857, Form S-8 No. 33-56861, Form S-8 No. 33-61399, Form S-8 No.
33-20431 and Form S-8 No. 333-25865) pertaining to the Non-Employee Director Stock Option Plan, Management Incentive Program, LTV Steel Group Employee Stock Ownership Plan, Non-Employee Directors' Equity Compensation Plan, The Hourly Employee Stock Payment Alternative Plan, Non-Qualified Stock Option Plan for Certain Key Executives of Continental Emsco Company, Salaried Employee Stock Option Plan and The LTV Corporation Amended and Restated Management Incentive Program, respectively, of The LTV Corporation (Debtor-in-Possession) of our report dated March 22, 2001, with respect to the consolidated financial statements of The LTV Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000.





Cleveland, Ohio                                     /s/ Ernst & Young LLP
March 27, 2001